(Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                       SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14 (a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934


Filed by the registrant (x)

Filed by a party other than the registrant (  )

Check the appropriate box:

( ) Prelimary proxy statement          (  ) Confidential, for use
                                            of the Commission
                                            only (as permitted
by
                                            Rule 14a-6(e)(2))

(x) Definitive proxy statement
( ) Definitive additional materials
( ) Soliciting material pursuant to Rule 14a-1i(c) or Rule 14a-i2

                 WILLIAMS INDUSTRIES, INCORPORATED
                 ---------------------------------
         (Name of Registrant as Specified in its Charter)


                 ---------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the
                          Registrant)

Payment of filing fee (Check appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules
14a-6(i)(4)
    and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the
        amount on which the filing fee is calculated and state how it was determined)

        ------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------

    (5) Total fee paid:

        ------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

        ------------------------------------------------------

    (2) Form, schedule or registration statement no.:

        ------------------------------------------------------

    (3) Filing party:

        ------------------------------------------------------

    (4) Date filed:

        ------------------------------------------------------

                  WILLIAMS INDUSTRIES, INCORPORATED
                        2849 Meadow View Road
                     Falls Church, Virginia 22042

NOTICE OF ANNUAL MEETING TO SHAREHOLDERS
To Be Held November 13, 1999


To the Shareholders of
Williams Industries, Incorporated:

     The Annual Meeting of the Shareholders of Williams Industries, Incorporated will be held at the Ernst Community Center of Northern Virginia Community College, 8333 Little River Turnpike, Fairfax, Virginia, (Route 236 at the intersection of Wakefield Chapel Road, just west of the Intersection of Interstate
495 and Route 236) at 10:00 A.M. on November 13, 1999 for the following purposes:


(1)  To elect six directors to serve until the next Annual
Meeting
or until their successors are elected and qualified.

(2) To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

Only shareholders of record at the close of business on September
24, 1999 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. A list of such shareholders of record will be available at the Company's executive offices for inspection by shareholders for a period of at least ten days prior to the Annual
Meeting. You are urged to execute the enclosed proxy and return it in the accompanying envelope at your earliest convenience. Such action will not affect your right to vote in person should you find it possible to attend the meeting.



                              By Order of the Board of Directors

                    WILLIAMS INDUSTRIES, INCORPORATED
                          2849 Meadow View Road
                      Falls Church, Virginia 22042

ANNUAL MEETING OF SHAREHOLDERS
To be Held November 13, 1999

PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders of Williams Industries, Incorporated (the "Company"), to be held at the Ernst Community Center of Northern Virginia Community College, 8333 Little River Turnpike, Fairfax, Virginia,
(Route 236 at the intersection of Wakefield Chapel Road, just west of the intersection of Interstate 495 and Route 236) at 10:00 A.M.
on Saturday, November 13, 1999, and at all adjournments thereof. It is anticipated that this proxy material will be mailed to shareholders on or about October 12, 1999.

     The solicitation of the proxy accompanying this statement is being made by the management of the Company, and the cost of solicitation will be borne by the Company. The solicitation may be made by mail, telephone or oral communication with the shareholders. The Annual Report to Shareholders for the Fiscal Year ended July 31, 1999 accompanies this proxy statement. Additional copies of the Annual Report may be obtained by writing to the Secretary of the Company. The financial statements included in the Annual Report to Shareholders were audited by Deloitte & Touche LLP, the Company's current independent certified public accountants. It is anticipated that representatives of Deloitte &
Touche LLP will be present at the Annual Meeting and will be given the opportunity to make a statement and respond to questions if they so desire.

     A proxy for use at the Annual Meeting is enclosed. Any shareholder who executes and delivers such proxy has the right to revoke it at any time before it is exercised, by filing with the Secretary of the Company either an instrument revoking it or a duly executed proxy bearing a later date. In addition, the powers of the proxy holder will be suspended if the person executing the proxy is present at the meeting and elects to vote in person.

     The only outstanding voting security of the Company is its Common Stock, $.10 par value, of which there were issued and outstanding 3,587,877 shares on September 24, 1999, which is the record date for the purpose of determining the shareholders
entitled to notice of and to vote at the Annual Meeting.   With
the possible exception of the election of directors, each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock outstanding in the shareholder's name on the books of the Company as of the record date. While the Company's Articles of Incorporation provide for cumulative voting in an election of directors, the Virginia Code provides that shares otherwise entitled to vote cumulatively not be voted cumulatively at a particular meeting unless the meeting notice or proxy statement states conspicuously that cumulative voting is authorized; or unless a shareholder gives notice to the secretary of the corporation not less than 48 hours before the time set for the meeting of his intent to cumulate his votes
during the meeting.   Cumulative voting means that the
shareholders are entitled to multiply the number of votes they are entitled to cast by the number of directors for whom they are entitled to vote and cast the product for a single candidate or distribute the product among two or more candidates. If one shareholder gives his notice, all other shareholders are entitled to cumulate their vote. The Company does not intend that there be cumulative voting at the meeting, but in the event cumulative voting should be instituted by a shareholder, the Company's proxy holders will use their discretion in voting any unmarked proxies.
All marked proxies will be voted for nominees as directed in the proxy, but marked proxies may not authorize voting more than one vote per nominee.


PROPOSAL I - ELECTION OF DIRECTORS

Nominees

     The Board of Directors has fixed the number of directors to be elected at the Annual Meeting at six, each to hold office until the next Annual Meeting or until the director's successor shall be elected and qualified. The Company has no standing nominating committee; management's nominees are chosen by the Board of Directors.

     The Company's transfer agent will be appointed to tabulate shares present in person or by proxy and to tabulate votes. Abstentions will be counted as present at the meeting and will be recorded as abstentions. They will not be recorded as votes either for or against the nominees. So long as a quorum (a majority of the outstanding shares) is present, directors will be elected by plurality vote; i.e., the six nominees receiving the most votes will be elected. Thus, neither a vote against nor an abstention will have any effect on the outcome of the election of directors;
only votes for a nominee will have any such effect. Generally, shares held of record by a broker or other nominee for the benefit of a beneficial owner may only be voted by that broker or nominee, and if the broker or nominee does not vote the shares, the shares will not be tabulated as present or voting at the meeting. However, as provided by Virginia law, the Company may, but is not required to, accept the vote of a beneficial owner upon presentation of evidence acceptable to the Company that the voter is indeed the beneficial owner of the shares. The following table sets forth information concerning the nominees:

Nominees

Name                        Age  Position with the Company
Elected

Frank E. Williams, III(1)    40  President, Chairman of the
1991
                    (2) (4)      Board, Chief Financial Officer
Frank E. Williams, Jr.(l)(2)
                       (3)   65  None
1970
William C. Howlett (2)(3)(4) 72  None
1986
R. Bentley Offutt (3)(4)     61  None
1994
Stephen N Ashman (3)         51  None
1998
William J. Sim (3)           55  None
1998


(1) Frank E. Williams, Jr. may be considered a "control person" of the Company, as the term control is defined by the rules of the Securities and Exchange Commission. Mr. Williams,
III is the son of Mr. Williams, Jr.

(2) Member of standing Executive Committee. This committee, which acts on behalf of the Board in emergency situations where Board action is necessary but not obtainable on short notice and if such action is authorized by applicable law, met three times during the year and also met as a "committee of the whole" with other board members present either in person or by conference call once during the year.

(3) Member of Standing Audit Committee. Mr. Williams, III is an ex-officio member. This committee, which met four times during the past fiscal year, consults with and recommends the Company's independent auditors and provides recommendations to the Board concerning the Company's accounting procedures.

(4) Member of Standing Compensation Committee. This committee, which met three times during the last fiscal year, sets the compensation for the President and establishes guidelines, to be implemented within the President's discretion, for the compensation for other officers.


     The Nominees have had the following principal occupations or employment for at least the past five years:

Mr. Williams, III has held the position of Chairman of the Board and President since November 1994. On September 8, 1994, he was elected Chief Financial Officer. He was elected as a vice president of the Corporation in 1991. For more than five years prior thereto he was an officer of various Company subsidiaries and remains an officer and/or director of several subsidiaries.

Mr. Williams, Jr., until November 1994, was the Chairman of the Board and President of Williams Industries, Inc. He now is the founder and president of the Williams and Beasley Company, an organization that is not otherwise affiliated with Williams Industries, Inc.; the Chairman of the Board of Williams Enterprises of Georgia, Inc.; and the owner of Structural Concrete
Products, LLC.

Mr. Howlett is employed by Sugar Oak Corporation, a real estate management and investment company in the Greater Metropolitan Washington area and the Midwest. He previously was a director of
several of the Company's subsidiaries.   Prior to that time, he
was the president of a local area metals fabrication firm for 30 years.

Mr. Offutt is the founder and president of Offutt Securities, Inc., a Baltimore investment research firm specializing in high growth companies with market capitalizations in a range of $60 million to $1 billion. Mr. Offutt has worked in institutional research for more than 25 years.

Mr. Ashman is a principal with SAS advisors, an area consulting
firm.   Prior to its sale in November 1998, he was the
president,
CEO and a director of Capital Bank, N.A., a position he held since
1991. Mr. Ashman is active in a number of community organizations and is a board member of five community groups.

Mr. Sim is the Group Vice President for Generation of Potomac Electric Power Company (PEPCO) of Washington, D. C., a position he
has held since 1997.   Prior to that time, he held other upper
management positions with PEPCO from 1977, with the period from 1988 to 1991 being spent as the President and COO of American Energy and American Recovery Corporation, a division of Potomac Capital Investment Corporation, a non-regulated subsidiary of PEPCO. Mr. Sim is also active in a number of business and civic organizations, as well as being a registered professional engineer.



  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
SHAREHOLDERS
 VOTE "FOR" THE ELECTION OF DIRECTORS OF THE NOMINEES NAMED ABOVE


Further Information Concerning the Board of Directors

     During the past fiscal year, the Board of Directors held five regular meetings and two special meetings by conference call. The majority of the directors attended all of the board meetings during the fiscal year and at least four directors were present at each meeting or conference call. Numerous subcommittee meetings, involving individual directors in different capacities, were also held.

Executive Officers

     The executive officers of the Company serve at the discretion of the Board and presently include: Frank E. Williams, III, Chairman of the Board, Chief Executive Officer, and Chief
Financial Officer.

Compliance with Section 16 of the Securities Exchange Act of
1934,
as amended

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and holders of 10% or more of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. The Company believes that all reports required pursuant to Section 16(a) with respect to the 1999 fiscal year were timely filed.


Corporate Governance and Other Matters

     The Board of Directors selects the nominees for directors. The Company's bylaws also permit shareholders eligible to vote at the Annual Meeting to make nominations for directors through written notice no later than 60 days prior to the date of the anniversary of the immediately preceding annual meeting to the Secretary of the Company. The bylaws also permit shareholders to propose other business to be brought before an annual meeting, provided that such proposals are made pursuant to the same timely notice in writing to the Secretary of the Company. No such nominations or proposals have been received in connection with the
Annual Meeting.



                 BENEFICIAL OWNERSHIP OF SHARES

     The following table sets forth information regarding ownership, as of October 6, 1999 of the Common Stock of the Company by: (1) each person known by the Company to own beneficially more than 5 percent of the Common Stock; (2) each director; (3) each nominee for director; and (4) all officers and directors as a group. Except as noted, the persons listed
possess
all ownership rights attached to the shares opposite their name, including the right to vote and dispose of the shares.


Directors:

Beneficial Owner               Number of Shares    Percentage of
Class

Frank E. Williams, Jr.          1,293,370 (l)(5)           36.0 %
Frank E. Williams,  III            90,153 (2)(5)            2.5
William C. Howlett                 77,053 (3)(5)            2.1
R. Bentley Offutt                  54,500 (4)(5)            1.5
Stephen N. Ashman                  15,000 (5)               0.4
William J. Sim                     12,000 (5)               0.3
Officers and Directors as       ---------                  -----
   a group(6 persons)           1,542,076                  42.8%


(1) Includes 158,705 shares owned by his wife, as to which Mr. Williams, Jr. disclaims beneficial ownership. Also includes 744,215 shares owned by the Williams Family Limited Partnership,
of which Mr. Williams, Jr. is general partner.   Includes 20,900
shares owned by Mr. Williams, Jr.'s parents for which Mr. Williams, Jr. either has power of attorney or dispositive power.
The business address of Mr. Williams, Jr. is 2789-B Hartland
Road,
Falls Church, Virginia. There are also 3,000 shares for which Mr.
Williams, Jr. is trustee for a minor grandchild. This item also includes 1,000 shares held by the Williams Family Foundation, a charitable organization exempt under Section 501(c) (3) of the Internal Revenue code of 1986. The Foundation's purpose is to use and apply its income and principal assets exclusively for charitable, scientific, literary, and educational purposes. Mr. Williams, Jr. is a trustee of the Foundation and votes the stock.

(2) This total does not include the 744,215 shares listed in
Item
1 for the Williams Family Limited Partnership and shown under
Mr.
Williams, Jr.   Mr. Williams, III, is a voting member of the
partnership and an indirect beneficiary of these shares. These shares were not shown under his ownership only to avoid duplication in the totals. Includes 344 shares owned by his wife and 3,000 shares held in trust for his minor child. Mr. Williams,
III, disclaims beneficial ownership of his wife and son's shares.
Mr. Williams, III, is also a trustee of the Williams Family
Foundation.

(3) Includes 41,433 shares owned by corporations of which Mr.
Howlett may be deemed to be a "control person."

(4) Includes 49,000 shares owned by his wife or daughter, as to which Mr. Offutt disclaims beneficial ownership.

(5) Includes options granted to directors:  10,000 for Mr.
Williams, III; 5,500 for Mr. Howlett, Mr. Offutt and Mr.
Williams,
Jr; 5,000 for Mr. Ashman and Mr. Sim.

Other Beneficial Owners:

Name and Address         Amount and Nature of    Percent of Class
                       Beneficial Ownership (1)

Bank of America, N.A.           620,766               17.2%
Special Assets Group
8300 Greensboro Drive, Suite 800
McLean, Virginia 22102


(1) As of the Company's record date, September 24, 1999, Bank of
America owned these shares, which they subsequently sold to Kravata of Virginia, a Roanoke based corporation. Mr. Frank E. Williams, Jr. and Mr. Frank E. Williams, III, as indicated above, have indirect beneficial ownership in these shares through the Williams Family Limited Partnership, which financed the Kravata purchase. To the best of the Company's knowledge, Bank of America possesses the right to vote the shares at the November 13, 1999 annual meeting and all ownership rights then transfer to Kravata.


     Based on research of records of the Securities and Exchange
Commission and on information from Vickers Stock Research
Corporation, the Company believes that there are no additional holders with more than a five percent position in the company's stock at this time.



             EXECUTIVE OFFICERS AND DIRECTORS COMPENSATION

General

     The following table sets forth the total annual
compensation
paid or accrued by the Company to or for the account of Mr.
Frank
E. Williams, III, the Company's Chief Executive Officer.   Mr.
Williams, III, has no employment contracts, termination of employment or change-in-control arrangements, or pension plans with the Company. Mr. Williams, III, as do other eligible employees, participates in the Company's 401(k) plan, which provides for Company contributions.


                       SUMMARY COMPENSATION TABLE

                           Annual Compensation


Name and             Year          Annual  Compensation
Principal Position          ----------------------------------
                             Salary     Other        Bonus
Frank E.
Williams, III        1999   $125,048   $6,175 (1)   $56,800(2)
Chief Executive      1998    122,308    2,429 (1)    86,366(3)
Officer              1997    120,000    8,249 (1)    41,250(4)


(1) Includes car allowance, directors' meeting fees and business club membership.

(2) Although this cash bonus was approved by the board at its
April 1999 meeting, the funds have not yet been paid.

(3) Mr. Williams, III, was granted 15,703 shares of unregistered
Williams Industries' stock.

(4) Mr. Williams, III, was granted 11,000 shares of unregistered
Williams Industries' stock.


Directors' Fees

     Executive officers who are also directors are paid $150 for each directors meeting attended. The 'outside' directors are paid
$500 per month for serving as directors, plus $150 for each meeting attended. Attendance via telephone is not compensated. All directors are reimbursed traveling expenses incurred in connection with the meetings, with five such meetings normally being held each year. Frank E. Williams, III also served as a director of certain affiliated firms for which he was paid small stipends, included in annual compensation table, for each meeting attended.


Compensation Committee Report

     Pursuant to rules adopted by the Securities and Exchange Commission designed to enhance disclosure of public companies' policies toward executive compensation, set forth below is a report submitted by the Company's Compensation Committee (the Committee) addressing the Company's compensation policies with respect to executive officers.

     The Compensation Committee consists of R. Bentley Offutt, Chairman, William C. Howlett, and Frank E. Williams, III. The Compensation Committee is responsible for establishing and administering the policies which govern annual compensation, bonuses, stock options and all other forms of compensation for corporate executive officers. In November of each year, salaries are discussed in committee, changes are recommended to the Board, and voted on by the Board for the forthcoming calendar year.
The
Committee works in conjunction with the Company's Stock Option Committee in administering the Incentive Stock Option Program adopted by the Company's shareholders at the November 1996 annual meeting to provide an incentive for maximum effort in the successful operation of the Company and to encourage ownership of the Company's common shares by corporate executive officers.

     The Committee structures executive compensation in a manner designed to provide competitive levels of compensation and to assist the company in attracting and retaining qualified executives. Compensation is a direct result of the Company's performance and therefore can be said to be performance driven. The Committee is generally familiar with executive compensation paid in the Washington, D.C. metropolitan area, but has not made a detailed comparison of the Company's executive compensation as compared to other companies in the area or the industry. The Committee recommends executive compensation to the full Board of Directors, which considers substantially the same factors as the Committee in determining whether to approve its recommendations.

                                   Respectfully submitted,

                                   R. Bentley Offutt
                                   William C. Howlett
                                   Frank E. Williams, III


Compensation Committee Interlocks and Insider Participation

     Mr. Williams, III is a director and the Chief Executive Officer of the Company. Mr. H. Arthur Williams, the president of a Company subsidiary, is the brother of Mr. Williams, III, and the
son of Mr. Frank E. Williams, Jr., a Company director.   The
Williams family is considered to be a "control group" of the Company, as the term control is defined by the Securities and Exchange Commission.

Certain Transactions

     Mr. Williams, Jr., a Company director and major
shareholder,
is also a 50% owner of the Williams and Beasley Company, which does business with Williams Industries' subsidiaries. Net billings from this entity during the Fiscal Year ended July 31, 1999 were approximately $329,000. Mr. Williams, Jr. also owns or controls approximately 98% of Williams Enterprises of Georgia, which does business with Company subsidiaries. Billings to this entity and its affiliates were approximately $953,000 for the
Fiscal Year ended July 31, 1999.   Mr. Williams, Jr. is also a
former director of Concrete Structures, Inc. (CSI), a former subsidiary of the Company. CSI is operating under the supervision of the U.S. Bankruptcy Court for the Eastern District of Virginia,
Richmond Division. During the Year Ended July 31, 1998, the Company performed approximately $500,000 of erection sub-contracts for CSI, of which approximately $300,000 has not been paid. In addition, CSI is indebted to the Company for $240,000 on a note, secured by the CSI assets, which was given in connection with the sale of CSI to two former officers and directors of the Company in
1994. Due to CSI's severe financial difficulties, Mr. Williams, Jr., through his privately-owned company, Structural Concrete Products, LLC, leased the facilities of CSI on July 20, 1998, and on July 22, 1998, CSI filed for protection under Chapter 11 of the
Bankruptcy Code. The bankruptcy court approved that lease with certain modifications. The modified lease is designed to allow the facility to remain operating while creditors, including Mr. Williams, Jr. and the Company, attempt to decide the best course to take to maximize return on their claims. CSI has filed a plan which provides for the sale of its assets to SCP. The plan is pending confirmation by the court on October 27, 1999. The plan, if approved, provides for the assumption and satisfaction of all secured claims by SCP and for a cash payment to unsecured creditors of $150,000 over two years. The Company expects that its secured note in the amount of $240,000 will be paid in full over the five-year term of the plan and that it will receive approximately 10% of its unsecured claims of $300,000. The Company intends to vote for confirmation of the plan because it is expected to yield more than a liquidation would yield, based on an appraisal commissioned by the official unsecured creditors' committee, and that no other offers have been received by CSI.


     Mr. Howlett, a director, is receiving payments on a $47,065.63 note for consulting work he performed for Company subsidiaries in prior years. The note balance at July 31, 1999 was approximately $2,500.


                      INDEPENDENT AUDITORS

     Deloitte and Touche, LLP, served as the Company's independent certified public accountants during Fiscal Year 1999 and performed the audit for that year. In order to assure that the Company's audit fees are competitive and consistent with necessary services, the Company's audit committee reviews proposals from independent certified public accounting firms, including Deloitte and Touche,
LLP, seeking to serve as the Company's independent auditors for the current fiscal year. Representatives of Deloitte and Touche,
LLP, are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.



                           OTHER MATTERS

     No business other than that set forth above is expected to come before the Annual Meeting or any adjournment thereof.
Should
other business properly come before the meeting or any adjournment thereof, the proxy holders will vote upon the same according to their discretion and best judgment.


                   COMMON STOCK PERFORMANCE

     The following chart compares the value of $100 invested on August 1, 1994 in the Company's common stock, the Amex market index and a peer group Index consisting of the common stocks issued by four companies selected by management. The Amex market index represents a broad market group which management believes more nearly represents the Company's market capitalization than the NASDAQ Composite Index in which the Company participates. The Peer Group was chosen as the nearest practicable representative peer group of companies which meet Securities and Exchange Commission requirements. However, management believes that the Company's mix of products and services over the period represented was unique in the heavy construction industry, with no other publicly traded company being truly comparable.

CHART IS NOT ABLE TO BE SHOWN

                     Year ended July 31:
                     1994    1995    1996    1997    1998    1999
                    ------  ------  ------  ------  ------
------
Williams Industries 100.00  123.46  493.83  701.23  540.74
462.96
AMEX Market Index   100.00  112.19  109.50  149.32  194.36
236.88
Peer Group          100.00  121.28  124.13  147.53  161.02
165.58

The broad market index chosen was:      The peer group was
made
     American Stock Exchange (AMEX)     up of the following
                                        companies:
                                           MYR Group Inc
The peer group chosen was:                 Perini Corp
     Customer selected stock list          Schuff Steel Co
                                           Turner Corp

Source: Media General Financial Services
     P.O. Box 85333
     Richmond, Virginia 23293
     Phone (800) 446-7922
     Fax (804) 649-6826



                      SHAREHOLDER PROPOSALS

     Any shareholder of the Company who wishes to present a proposal to be considered at the next Annual Meeting of Shareholders and who wishes to have the proposal presented in the
Company's Proxy Statement for such meeting must deliver such proposal in writing to the Company's principal executive offices
not later than June 15, 2000.   If the shareholder does not want
the proposal presented in the Company's proxy, the Company's bylaws provide that a proposal for consideration at the annual meeting must be submitted to the Company by written notice at least sixty days prior to the anniversary date of the preceding meeting or not later than September 15, 2000.


                         MISCELLANEOUS

     The management of the Company knows of no matters to be presented at the meeting other than the election of directors. However, if other matters come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their judgments on such matters, and discretionary authority to do so is included in the proxy.



     AT THE WRITTEN REQUEST OF ANY RECORD HOLDER OF THE COMMON STOCK ON THE RECORD DATE, SEPTEMBER 24, 1999, OR OF ANY BENEFICIAL
HOLDER OF SUCH SHARES ON SUCH DATE WHO MAKES A GOOD FAITH REPRESENTATION THAT SUCH SHAREHOLDER WAS SUCH A BENEFICIAL HOLDER,
THE COMPANY WILL SUPPLY TO SUCH A SHAREHOLDER A COPY OF THE COMPANY'S FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED JULY 31, 1999. PLEASE ADDRESS
ALL REQUESTS TO WILLIAMS INDUSTRIES, INCORPORATED, 2849 MEADOW VIEW ROAD, FALLS CHURCH, VIRGINIA 22042.